UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2017

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 16, 2017, General Mills, Inc. (the "Company") agreed to sell €300,000,000 principal amount of its Floating Rate Notes due 2019 (the "Notes") pursuant to the Underwriting Agreement, dated March 16, 2017 (the "Underwriting Agreement"), between the Company and Deutsche Bank AG, London Branch. The Notes will be issued pursuant to that certain Indenture, dated as of February 1, 1996 (as amended, the "Indenture"), between the Company and U.S. Bank National Association, as Trustee, and the Officers’ Certificate and Authentication Order, dated March 20, 2017 (the "Officers’ Certificate"), pursuant to Sections 201, 301 and 303 of the Indenture. The offer and sale of the Notes has been registered under the Securities Act of 1933, as amended, by Registration Statement on Form S-3 (No. 333-202215). The sale of the Notes is expected to close on March 20, 2017.

The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Officers’ Certificate and the opinion of Dorsey & Whitney LLP with respect to the validity of the Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement, dated March 16, 2017, between the Company and Deutsche Bank AG, London Branch.

4.1 Officers’ Certificate and Authentication Order, dated March 20, 2017, for the Floating Rate Notes due 2019 (which includes the form of Note) issued pursuant to the Indenture.

5.1 Opinion of Dorsey & Whitney LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

March 20, 2017	By:	Donal L. Mulligan

Name: Donal L. Mulligan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 16, 2017, between the Company and Deutsche Bank AG, London Branch.
4.1	Officers’ Certificate and Authentication Order, dated March 20, 2017, for the Floating Rate Notes due 2019 (which includes the form of Note) issued pursuant to the Indenture.
5.1	Opinion of Dorsey & Whitney LLP.